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EXHIBIT 15.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statement No. 333-151194 on Form F-3 of our reports dated June 30, 2010 relating to the consolidated financial statements of National Bank of Greece S.A. and subsidiaries (the "Group") (which report expresses an unqualified opinion on those consolidated financial statements and includes explanatory paragraphs regarding (a) the translation of Euro amounts into U.S. dollar amounts for the convenience of the readers in the United States in accordance with Note 2 of such consolidated financial statements, (b) the retrospective adjustment of the consolidated financial statements for the adoption of guidance issued by the Financial Accounting Standards Board that addresses the accounting for noncontrolling interests and (c) the restatement of the certain disclosures in Note 37), and the effectiveness of the Group's internal control over financial reporting, appearing in this Annual Report on Form 20-F of the Group for the year ended December 31, 2009.

/s/ Deloitte.
Hadjipavlou, Sofianos & Cambanis S.A.
Athens, Greece
June 30, 2010

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  EXHIBIT 15.1
Consent of Independent Registered Public Accounting Firm